Exhibit 99.(c)


                                    EXHIBIT C

                              LETTER OF TRANSMITTAL

                             Regarding Interests in

                              TROON PARTNERS, L.P.

                   Tendered Pursuant to the Offer to Purchase
                               Dated May 15, 2002

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                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
                   AT, AND THIS LETTER OF TRANSMITTAL MUST BE
         RECEIVED BY THE PARTNERSHIP BY, 12:00 MIDNIGHT, NEW YORK TIME,
             ON MONDAY, JUNE 17, 2002, UNLESS THE OFFER IS EXTENDED.
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        COMPLETE THIS LETTER OF TRANSMITTAL AND RETURN BY MAIL OR FAX TO:

                                    PFPC Inc.
                               Attn: Karl Garrett

                                  P.O. Box 358
                               Claymont, DE 19703

                               Fax: (302) 791-3105
                                 (302) 793-8132

                           For additional information:
                     Phone: (888) 697-9661 or (866) 306-0232

Ladies and Gentlemen:

               The undersigned hereby tenders to Troon Partners, L.P., a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the "Partnership"), the partnership interest (hereinafter the "Interest" or "Interests" as the context requires) in the Partnership or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated May 15, 2002 ("Offer to Purchase"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the "Offer"). THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE PARTNERSHIP TO REJECT ANY AND ALL TENDERS DETERMINED BY THE PARTNERSHIP, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

Troon Partners, L.P.


               The undersigned hereby sells to the Partnership the Interest or portion thereof tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Interest or portion thereof tendered hereby and that the Partnership will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

               The undersigned recognizes that under certain circumstances set forth in the Offer, the Partnership may not be required to purchase any of the Interests in the Partnership or portions thereof tendered hereby.

               Payment of the purchase price for the Interest or portion thereof tendered by the undersigned will be made by wire transfer of the funds to the undersigned's brokerage account at CIBC World Markets Corp. ("CIBC WM"), as described in Section 6 of the Offer. The undersigned hereby represents and warrants that the undersigned understands that upon a withdrawal of this cash payment from the account, CIBC WM may subject the withdrawal to any fees that CIBC WM would customarily assess upon the withdrawal of cash from the account. (Any payment in the form of marketable securities would be made by means of special arrangement with the undersigned in the sole discretion of the Individual General Partners of the Partnership.)

               A promissory note reflecting the contingent payment portion of the purchase price, if any, as described in Section 6 of the Offer to Purchase, will be deposited directly to the undersigned's brokerage account with CIBC WM. (Any contingent payment of cash due pursuant to the Note will also be deposited directly to the undersigned's brokerage account with CIBC WM and, upon a withdrawal of this cash from the account, CIBC WM may impose any fees that would customarily be assessed upon the withdrawal of cash from the account.) The undersigned recognizes that the amount of the purchase price for Interests will be based on the unaudited estimated net asset value of the Partnership as of June 30, 2002, and that the contingent payment portion of the purchase price, if any, will be determined upon completion of the audit of the Partnership's financial statements for calendar year 2002, which is anticipated to be completed not later than 60 days after December 31, 2002, the Partnership's fiscal year end, and will be paid within ten days thereafter.

               All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

Troon Partners, L.P.


PLEASE FAX OR MAIL IN THE ENCLOSED POSTAGE PAID ENVELOPE TO:
PFPC INC., ATTN:  KARL GARRETT; P.O. BOX 358, CLAYMONT, DE 19703
FAX: (302) 791-3105 OR (302) 793-8132
FOR ADDITIONAL INFORMATION:  PHONE: (888) 697-9661 OR (866) 306-0232

PART 1.   PARTNER INFORMATION:

          Name of Partner:
                             ---------------------------------------------------

          Social Security No.
          or Taxpayer
          Identification No.:
                             ---------------------------

          Telephone Number:  (  )
                             ---------------------------

PART 2.   AMOUNT OF INTEREST IN THE PARTNERSHIP BEING TENDERED:

          [ ]   Entire partnership interest.

          [ ] Portion of partnership interest expressed as a specific dollar value. (A minimum interest with a value greater than: (a) $150,000, net of the incentive allocation, if any, or net of the tentative incentive allocation, if any; or (b) the tentative incentive allocation, must be maintained (the "Required Minimum Balance").)*

                                     $
                                       ----------------
          [ ] Portion of partnership interest in excess of the Required Minimum Balance.

                *The undersigned understands and agrees that if the undersigned tenders an amount that would cause the undersigned's capital account balance to fall below the Required Minimum Balance, the Partnership may reduce the amount to be purchased from the undersigned so that the Required Minimum Balance is maintained.

PART 3. PAYMENT.

        CASH PAYMENT

        Cash payments will be wire transferred directly to the undersigned's brokerage account at CIBC WM. The undersigned hereby represents and warrants that the undersigned understands that, for cash payments wired directly to the undersigned's brokerage account, upon a withdrawal of this cash payment from the account, CIBC WM may impose any fees that would customarily be assessed upon the withdrawal of cash from the account. (Any payment in the form of marketable securities would be made by means of special arrangements with the undersigned.)

Troon Partners, L.P.


        PROMISSORY NOTE

        The promissory note reflecting the contingent payment portion of the purchase price, if applicable, will be deposited directly to the undersigned's brokerage account at CIBC WM. The undersigned hereby represents and warrants that the undersigned understands that any contingent payment of cash due pursuant to the Note will also be deposited directly to the undersigned's brokerage account at CIBC WM, and, upon a withdrawal of this cash from the account, CIBC WM may impose any fees that would customarily be assessed upon the withdrawal of cash from the account.

PART 4. SIGNATURE(S).

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FOR INDIVIDUAL INVESTORS                      FOR OTHER INVESTORS:
AND JOINT TENANTS:


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Signature                                     Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED
 ON SUBSCRIPTION AGREEMENT)


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Print Name of Investor                        Signature
                                              (SIGNATURE OF OWNER(S) EXACTLY
                                              AS APPEARED ON SUBSCRIPTION
                                              AGREEMENT)


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Joint Tenant Signature if necessary           Print Name of Signatory and Title
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED
 ON SUBSCRIPTION AGREEMENT)


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Print Name of Joint Tenant                    Co-signatory if necessary
                                              (SIGNATURE OF OWNER(S) EXACTLY AS
                                              APPEARED ON SUBSCRIPTION
                                              AGREEMENT)


                                              ----------------------------------
                                              Print Name and Title of
                                              Co-signatory

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Date:
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                                      C-4